UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 4, 2022

Change Healthcare Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38961	82-2152098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

424 Church Street, Suite 1400

Nashville, Tennessee 37219

(Address of Principal Executive Offices) (Zip Code)

(615) 932-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CHNG	The Nasdaq Stock Market LLC
6.00% Tangible Equity Units	CHNGU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on January 5, 2021, Change Healthcare Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with UnitedHealth Group Incorporated (“Parent”) and Cambridge Merger Sub Inc., a wholly owned subsidiary of Parent (“Merger Sub” and, together with the Company and Parent, the “Parties”), pursuant to which Parent will acquire the Company (the “Merger”). Also as previously disclosed, on December 9, 2021, Parent delivered written notice to the Company that it was exercising its unilateral right to extend the Outside Date (as defined in the Merger Agreement) to April 5, 2022.

On April 4, 2022, the Parties entered into a waiver (the “Waiver”) pursuant to which, among other things, the Company and Parent each waived its right to terminate the Merger Agreement due to a failure of the Merger to have been consummated by the Outside Date until the earlier of (i) 5:00 p.m. (New York time) on the tenth business day following a final order (whether or not appealable) issued by the U.S. District Court for the District of Columbia (the “Trial Court”) with respect to the complaint filed by the U.S. Department of Justice and certain other parties regarding the Merger and the other transactions contemplated by the Merger Agreement that permanently prohibits the consummation of the Merger and (ii) 11:59 p.m. (New York time) on December 31, 2022 (the “Waiver Period”); provided, that if (A) the Trial Court issues a final order that permits the consummation of the Merger (whether or not subject to conditions), (B) any plaintiff appeals such order and (C) the Parties’ ability to consummate the Merger is enjoined or otherwise prohibited by a governmental entity pending such appeal, then the Waiver Period may be extended by either Parent or the Company (in each case, acting in its sole discretion) to 5:00 p.m. (New York time) on March 31, 2023, by providing written notice to the other party prior to 11:59 p.m. (New York time) on December 31, 2022.

The Waiver also contains a waiver by Parent that provides that, if the Company or Parent terminates the Merger Agreement pursuant to Section 9.2(a) or Section 9.2(c) of the Merger Agreement at a time when any of the conditions to the closing set forth in Sections 8.1(b), 8.1(c) (in connection with a legal restraint of a governmental antitrust entity) or 8.2(c) of the Merger Agreement has not been satisfied or, to the extent permitted by applicable law, waived, Parent will pay to the Company an amount equal to $650,000,000.

The Waiver also contains a waiver by Parent which will allow the Company to declare and pay a one-time special dividend of up to $2.00 in cash per each issued and outstanding share of common stock of the Company, with a record date and payment date to be determined in the sole discretion of the Board of Directors of the Company (or a committee thereof).

The foregoing description of the Waiver is qualified in its entirety by reference to the Waiver, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 8.01	Other Events.

On April 5, 2022, the Company and Parent issued a joint press release announcing their entry into the Waiver. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

10.1	Waiver, dated as of April 4, 2022, between UnitedHealth Group Incorporated, Cambridge Merger Sub Inc. and Change Healthcare Inc.

99.1	Joint Press Release dated April 5, 2022.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANGE HEALTHCARE INC.

By:	/s/ Loretta A. Cecil
Name:	Loretta A. Cecil
Title:	Executive Vice President, General Counsel

Date: April 5, 2022